CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 20, 1996, accompanying the financial statements of Sonics & Materials, Inc. for the years ended June 30, 1995 and 1996 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP
----------------------
GRANT THORNTON LLP

New York, New York
February 11,1997